                                                                     EXHIBIT 1.1

                             [1,723,222] SHARES/1/

                               COST-U-LESS, INC.

                                 COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                              _____________, 1998


CRUTTENDEN ROTH INCORPORATED
As Representative of the several Underwriters
18301 Von Karman, Suite 700
Irvine, California  92612

Ladies and Gentlemen:

     Cost-U-Less, Inc., a Washington corporation (the "Company"), addresses you as the Representative (the "Representative") of each of the persons, firms and corporations listed in Schedule A hereto (herein collectively called the "Underwriters") and hereby confirms its agreement with the several Underwriters as follows:

1.   DESCRIPTION OF SHARES.

     The Company proposes to issue and sell [1,600,000]shares of its authorized and unissued Common Stock, $.001 par value per share, and certain shareholders of the Company listed on Schedule B hereto (the "Selling Shareholders") propose to sell an aggregate of [123,222] shares of Common Stock (said [1,723,222] shares being herein called the "Firm Shares") to the several Underwriters. In addition, the Company proposes to grant to the Underwriters an option to purchase up to [240,000] additional shares of the Company's Common Stock (the "Option Shares"), as provided in Section 5 hereof. The Company also proposes to sell to you, individually and not in your capacity as Representative, warrants (the "Representative's Warrants") to purchase up to [160,000] shares of Common Stock of the Company (the "Representative's Warrant Stock"), which sale will be consummated in accordance with the terms and conditions of the Representative's Warrant Agreement (the "Representative's Warrant Agreement"), the form of which is filed as an exhibit to the Registration Statement described below. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock of the Company to be outstanding after giving effect to the sales contemplated hereby, including the sale of the Shares, are hereinafter referred to as "Common Stock." Unless

-------------------------------

   /1/ Plus an option to purchase up to [240,000] additional shares from the Company to cover over-allotments, if any.

the context otherwise requires, references herein to the "Company" include Cost-U-Less, Inc. together with its subsidiaries described in the Prospectus (as hereinafter defined).

2.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

     The Company represents and warrants to and agrees with each Underwriter that:

          (a) A registration statement on Form S-1 (File No. 333______) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement and such prospectus as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement and such prospectus as may hereafter be required. Copies of such registration statement and amendments and of each related prospectus (the "Preliminary Prospectuses") have been delivered to you.

          If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information previously omitted from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations) and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations), except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus, at the time of filing thereof, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statemen, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties
            --------  -------
contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information relating to (i) any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof or (ii) any Selling Shareholder furnished to the Company by such Selling Shareholder specifically for use in the preparation thereof.

          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Exhibit 21 of the Registration Statement. The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; the Company is not in material violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties or assets may be bound; and the Company is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties or assets.

          (d) The Company has full legal right, power and authority to enter into this Agreement and the Representative's Warrant Agreement and to perform the transactions contemplated hereby and thereby. Each of this Agreement and the Representative's Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification under this Agreement or the Representative's Warrant Agreement may be limited by applicable law and except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the Representative's Warrant Agreement and the consummation of the transactions herein or therein contemplated will not violate any provisions of the charter, bylaws or other organizational document of the Company and will not result in a breach or violation of any of the terms and provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties or assets may be bound, or any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties or assets. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties or assets is required for the execution and delivery of this Agreement or the Representative's Warrant Agreement and the consummation by the Company of the transactions herein and therein contemplated, except such as may be required under the Act or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects.

          (e) There is not any pending or, to the Company's knowledge, threatened action, suit, claim or proceeding against the Company, or any of its officers or any of its properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its officers or properties or otherwise that (i) is reasonably likely to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or might materially and adversely affect its properties, assets or rights, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations or by the Securities Exchange Act of 1934 (the "Exchange

Act") or the rules and regulations of the Commission thereunder that have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

          (f) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof other than those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Rules and Regulations or under state or other securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Act and the Rules and Regulations.

          (g) Ernst & Young LLP and Deloitte & Touche LLP, which have expressed their opinions with respect to the financial statements of the Company filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations. The audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information included in the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply. Such financial statements of the Company, together with the related schedules and notes, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods as certified by Ernst & Young LLP and Deloitte & Touche LLP, as the case may be. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as specifically disclosed or contemplated therein, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company, (ii) any transaction that is material to the Company,
(iii) any obligation, direct or contingent, incurred by the Company that is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (vi) any loss or damage (whether or not insured) to the property of the Company which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company.

          (i) Except as set forth in the Registration Statement and Prospectus,
(i) the Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company, (ii) the agreements to which the Company is a party described in the Registration Statement are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements and (iii) the Company has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted and as described in the Registration Statement and the Prospectus.

          (j) The Company has timely filed all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, is reasonably likely to be asserted against the Company, which might have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company, and all tax liabilities are adequately provided for on the books of the Company.

          (k) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused for material reasons any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations or business of the Company.

          (l) To the Company's knowledge, no labor disturbance by the employees of the Company exists or is threatened. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is threatened.

          (m) Except as disclosed in or specifically contemplated by the Prospectus, the Company owns or possesses adequate rights to use all patent rights, trade secrets, mask works, know-how, trademarks, copyrights, licenses, service marks and trade names that are necessary to conduct its businesses as described in the Registration Statement and Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent rights, trade secrets, mask works, know-how, trademarks, copyrights, licenses, service marks or trade names; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent rights, trade secrets, mask works, know-how, trademarks, copyrights, licenses, service marks or trade names which, singly or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

          (n) The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act and has been approved for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

          (o) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          (p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

          (q) The Company has not at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (r) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization in violation of law or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (s) Except as disclosed in the Registration Statement, each officer, director and director-nominee of the Company and each beneficial owner of the Company's Common Stock has agreed in writing that such person will not without the prior written consent of the Representative (which consent may be withheld in its sole discretion), for a period of 180 days subsequent to the closing of the public offering (which currently is expected to take place approximately three days after the effective date of the Registration Statement) (the "Lock-up Period"), in any way directly or indirectly, offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable or exercisable for Common Stock (other than shares, if any, that are sold pursuant to this Agreement) (collectively, "Securities") or publicly announce such person's intention to do any of the foregoing. Furthermore, such person will also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all shareholders of the Company and the number and type of securities held by each shareholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors, director-nominees and shareholders have agreed to such restrictions (the "Lock-up Agreements"). The Company hereby represents and warrants that it will not release any of its officers, directors or director-nominees or other shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Representative.

          (t) Except as set forth in the Registration Statement and Prospectus,
(i) the Company is in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (the "Environmental Laws") that are applicable to its business, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under the Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, (iii) to its knowledge, the Company is not likely to be required to make future material capital expenditures to comply with the Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the

Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.), or otherwise designated as a contaminated site under
                 -- ----
applicable state or local law.

          (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, including without limitation cash receipts,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director-nominees of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

          (w) The Representative's Warrants have been duly and validly authorized by the Company and upon delivery to you in accordance with the Representative's Warrant Agreement will be duly issued and legal, valid and binding obligations of the Company.

          (x) The Representative's Warrant Stock has been duly authorized and reserved for issuance upon the exercise of the Representative's Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING SHAREHOLDERS.

     Each of the Selling Shareholders severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

          (a) Such Selling Shareholder has, and on the Closing Date will have, good and marketable title to the Shares proposed to be sold by such Selling Shareholder hereunder on such closing date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever, other than pursuant to this Agreement and the Shareholders' Agreement (as defined below); and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

          (b) Such Selling Shareholder has executed and delivered a Power of Attorney and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to as the "Shareholders' Agreement") and in connection herewith such Selling

Shareholder further represents, warrants and agrees that such Selling Shareholder has deposited in custody, under the Shareholders' Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Shares to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Shares to be sold by such Selling Shareholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Shareholders' Agreement, by any act of such Selling Shareholder, by operation of law, by the death or incapacity of such Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement and the Shareholders' Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Shareholders' Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder and the form of such Shareholders' Agreement has been delivered to you.

          (c) The performance of this Agreement and the Shareholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties, other than breaches or violations which do not adversely affect such Selling Shareholder's ability to perform under this Agreement or the Shareholders' Agreement.

          (d) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except usual and customary market maker and brokerage transactions up to two business days prior to the offering contemplated hereby in each case in accordance with applicable Commission regulations.

          (e) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (f) To the best of its knowledge, such Selling Shareholder is not aware that any of the representations and warranties set forth in Section 2 above is untrue or inaccurate in any material respect.

4.   REPRESENTATION, WARRANTIES AND AGREEMENTS OF THE UNDERWRITERS.

     The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), in the first paragraph on page 2, concerning stabilization and over-allotment by the Underwriters, and in [second] and [seventh] paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.   PURCHASE, SALE AND DELIVERY OF SHARES.

     On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters [1,600,000] of the Firm Shares and (ii) each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters in the respective amounts set forth in Schedule B hereto, an aggregate of [123,222] of the Firm Shares. Each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $_____ per share, the respective number of Firm Shares as hereinafter set forth. The obligation of each Underwriter to the Company and the Selling Shareholders shall be to purchase from the Company and the Selling Shareholders that number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section 11).

     Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 5 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company and the Selling Shareholders (or the Agent) (and the Company and the Selling Shareholders agree not to deposit any such check in the bank on which it is drawn until the day following the date of its delivery to the Company and the Selling Shareholders) at the offices of the Representative, or such other place as may be agreed upon among the Representative and the Company, at 6:00 A.M., California time, on the third (3rd) full business day following the first day that Shares are traded (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 11 hereof), such time and date of payment and delivery being herein called the "Closing Date." The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location as you may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to the Closing Date. If the Representative so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

     It is understood that you, individually, and not as the Representative of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

     On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase, in the respective amounts set forth on the Schedule B, up to an aggregate of [240,000] Option Shares at the purchase price per share for the Firm Shares set forth in this Section 5. Such option may be exercised by the Representative on behalf of the several Underwriters on one or more occasions in whole or in part during the forty-five (45) day period after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company and the Agent. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representative in such manner as to avoid fractional shares.

     Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 5 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company (and the Company agrees not to deposit any such check in the bank on which it is drawn until the day following the date of its delivery). Such delivery and payment shall take place at the offices of the Representative, or at such other place as may be agreed upon by the Representative and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least three
(3) full business days prior to the Closing Date, or (ii) on a date which shall not be later than the fifth (5th) full business day following the date the Company receives written notice of the exercise of such option, if such notice is received by the Company less than three (3) full business days prior to the Closing Date.

     To the extent that the option is not exercised for the entire [240,000] Option Shares, the number of Option Shares to be sold by the Company shall be that number which bears the same relationship to the aggregate number of Option Shares being purchased as the maximum number of Option Shares being sold by the Company bears to [240,000].

     The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location as you may reasonably request for inspection at least two (2) full business days prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least three (3) full business days prior to such date of payment and delivery. If the Representative so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

     It is understood that you, individually, and not as the Representative of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

     Upon exercise of any option provided for in this Section 5, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company and the Selling Shareholders herein, to the accuracy of the statements of the Company, officers of the Company and the Selling Shareholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company or the Selling Shareholders or the compliance with any of the conditions herein contained in each case in all material respects.

     After the Registration Statement becomes effective, the several Underwriters intend to make an initial public offering (as such term is described in Section 13 hereof) of the Firm Shares at an initial public offering price of $_____ per share. After the initial public offering, the several Underwriters may, in their discretion, vary the public offering price.

6.   FURTHER AGREEMENTS OF THE COMPANY.

     The Company agrees with the several Underwriters that:

          (a) The Company will use best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

          (b) The Company will advise you promptly after it shall have received notice or obtained knowledge of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          (c) The Company will use reasonable efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

          (d) The Company will furnish to you, as soon as available, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act (three of which will include all exhibits) all in such quantities as you may from time to time reasonably request.

          (e) The Company will make generally available to its shareholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12)-month period beginning after the effective date of the Registration Statement.

          (f) During a period of five (5) years after the date hereof and for so long as the Company is subject to Section 13 or 15 of the Exchange Act, the Company will furnish to its shareholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its shareholders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's shareholders, (ii) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (iii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to shareholders or prepared by the Company, and (vi) any additional information of a public nature concerning the Company or its business which you may reasonably request. During such five (5)-year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

          (g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (h) The Company will maintain a transfer agent and a registrar (which may be the same entity) for its Common Stock.

          (i) The Company will file Form SR in conformity with the requirements of the Act and the Rules and Regulations.

          (j) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate this Agreement pursuant to Section 12(a) hereof, or if the Underwriters shall terminate this Agreement pursuant to Section 12(b)(i), and, in the judgment of the Representative, a public offering price of $5.00 or more per share is available, then the Company shall (i) reimburse the Representative in full for its out-of-pocket expenses, including without limitation, its legal fees and disbursements incurred prior to the termination; (ii) pay all Blue Sky filing fees and expenses, including Blue Sky legal fees not to exceed an aggregate of $10,000; (iii) indemnify and hold harmless the Representative for any expenses incurred by the Company in connection with the transactions contemplated by this Agreement, including but not limited to printing expenses and its accounting and legal fees; (iv) not sell any of its capital stock to the public through another underwriter for a period of at least six months, or if it does so, then the Company shall pay to you $150,000 in addition to the amounts paid to you pursuant to subparagraphs (i), (ii) and (iii) above, which the Company and you agree is fair compensation to the Representative for services performed with respect to the transactions contemplated hereby; and (v) in the event the Company enters into an agreement to be acquired or merges, sells all or substantially all of the assets or otherwise effects a corporate reorganization with any other entity (a "Corporate Transaction") and, as a result, the public offering contemplated hereby is abandoned, (x) pay you a cash fee of $250,000, which the Company and you agree is fair compensation to you for services performed with respect to the public offering contemplated hereby (such cash fee to be in addition to the amounts paid to you pursuant to subparagraphs
(i), (ii) and (iii) above) or (y) engage you as the Company's exclusive financial advisor with respect to the Corporate Transaction and upon request of the Company, you shall act as the Company's investment banker in connection with any such acquisition and shall render such services as are customary in connection therewith, in consideration for standard and customary fees.

          (k) If at any time during the ninety (90)-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, if reasonably requested by you, forthwith prepare, and, if permitted by law, disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (l) During the Lock-up Period, the Company will not, without the prior written consent of the Representative, effect the Disposition of, directly or indirectly, any Securities other than (i) the sale of the Firm Shares and the Option Shares hereunder and,
(ii) the Company's issuance of options or Common Stock under the Company's presently authorized stock option plans or restricted stock plans (collectively, the "Option Plans").

7.   EXPENSES.

          (a) The Company and the Selling Shareholders agree with each Underwriter that:

              (i) The Company and the Selling Shareholders (with the costs attributable to the Selling Shareholders being based on their pro rata participation in the Registration Statement) will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance, purchase, sale and delivery of the Shares hereunder to the several Underwriters, including all fees and expenses of filing the Registration Statement with the SEC and NASD; transfer taxes, if any; the cost of all certificates representing the Shares; transfer agents' and registrars' fees; the fees and disbursements of counsel and accountants for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; all fees (including filing fees) and costs of qualifying the Shares under the laws of such jurisdictions as you may designate (including fees of counsel for the Underwriters related to such qualification, up to a maximum of $10,000); the Company's road show costs and expenses, the cost of preparing bound volumes of the documents relating to the public offering of Common Stock contemplated hereby; and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder. The Representative shall pay the fees and disbursements of its counsel and the Representative's road show costs and expenses.

              (ii) In addition to its other obligations under Section 7(a)(i) hereof, if the Shares are sold pursuant to this Agreement, the Company will pay to the Representative a nonaccountable expense allowance equal to 2.0% of the initial public offering price of the Shares. This nonaccountable expense allowance with respect to the Firm Shares shall be paid to you on the Closing Date and the nonaccountable expense allowance with respect to the Option Shares shall be paid to you on the closing of the sale to you of such Option Shares.

              (iii) In addition to its other obligations under Section 9 hereof, the Company and the Selling Shareholders, as the case may be, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 9(a) hereof, it will reimburse the Underwriters, as the case may be, on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (b) In addition to their other obligations under Section 9(b) hereof, the Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 9(b) hereof, they will reimburse the Company and Selling Shareholders, as the case may be, on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Shareholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and the Selling Shareholders shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company and the Selling Shareholders within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 7(a)(iii) and 7(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD in Orange County, California (or as close geographically to Orange County, California as is reasonably practical). Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 7(a)(iii) and 7(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 9(a) and 9(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 9(d) hereof.

8.   CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

     The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company and the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 2:00 P.M., California time, on the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

          (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issuance, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such documents and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

          (c) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company other than pursuant to the exercise of outstanding options and warrants disclosed in the Prospectus or any material change in the indebtedness of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company which makes it impractical or inadvisable in the judgment of the Representative to proceed with public offering or purchase the Common Shares as contemplated hereby.

     (d) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, an opinion of Perkins Coie LLP, counsel for the Company, dated the Closing Date or such later date on which Option Shares are purchased, addressed to the Underwriters in form as set forth as Exhibit A hereto and substance satisfactory to counsel for the Underwriters

     Counsel rendering such opinion may rely as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case its opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

          (e) You shall have received on the Closing Date an opinion or opinions of counsel for the Selling Shareholders, addressed to the Underwriters dated the Closing Date in form as set forth as Exhibit B hereto and substance satisfactory to counsel for the Underwriters.

          (f) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, an opinion of local counsel for each jurisdiction in which the Company owns a subsidiary (which counsel are listed on Schedule C hereto), dated the Closing Date or such later date on which Option Shares are purchased, addressed to the Underwriters in form as set forth as Exhibit C hereto and substance satisfactory to counsel for the Underwriters.

          (g) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, an opinion of Summit Law Group, P.L.L.C. in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

          (h) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Ernst & Young LLP, addressed to the Company and the Underwriters, dated the Closing Date or such later date on which Option Shares are purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letters delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three (3) business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations or business of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Ernst & Young LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations; (ii) with respect to the letter from Ernst & Young LLP, set forth its opinion with respect to its examination of the balance sheets of the Company as of March 29, 1998, December 31, 1997 and December 31, 1996 and related statements of operations, shareholders' equity and cash flows for the each of the fiscal years in the three-year period ended December 31, 1997; and (iii) address other matters agreed upon by Ernst & Young LLP and you. In addition, you shall have received from Ernst & Young LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of its examination of the Company's financial statements as of March 29, 1998 did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

               (i) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the President and the Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

        (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and the Company has complied, in all material aspects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied, in all material respects, at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

        (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are pending or threatened under the Act;

        (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the

               Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth; and

          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company,
               (b) any transaction that is material to the Company, (c) any obligation, direct or contingent, incurred by the Company, that is material to the Company, (d) any change in the capital stock or outstanding indebtedness of the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company.

          (j) The Company shall have obtained and delivered to you an agreement from each officer, director and director-nominee of the Company, and each beneficial owner of the Common Stock immediately after the offering contemplated hereby, in writing prior to the date hereof that such person will not, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) through an intra-family transfer or transfers to rusts for estate planning purposes or (iii) with the prior written consent of the Representative. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.

          (k) The Company shall have furnished to you such further certificates and documents as you shall reasonably request, including certificates of officers of the Company as to the accuracy of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

          (l) The Representative's Warrant Agreement shall have been entered into by the Company and you, and the Representative's Warrants shall have been issued and sold to you pursuant thereto.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

9.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) with respect to the Company, any breach of any representation, warranty, agreement or covenant of the Company herein contained, or any failure of the Company to perform its obligations hereunder or under law, (ii) with respect to each of the Selling Shareholders, arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of such Selling Shareholder contained herein or any failure of such Selling Shareholder to perform its obligations hereunder or under law, (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (but, with respect to each of the Selling Shareholder only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Selling Shareholder, in its capacity as such, to the Company or the Underwriters, directly or through such Selling Shareholders' representatives, specifically for inclusion therein) and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that neither the Company nor any Selling Shareholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company as described in Section 4 hereof, and, provided further, that the indemnity agreement provided in this Section
     -------- -------
9(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 6(d) hereof.

          The indemnity agreement in this Section 9(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company as described in Section 4 hereof, and agrees to reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

          The indemnity agreement in this Section 9(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company and each person, if any, who controls the Company or any of the Selling Shareholders within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 9. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the
--------  -------
indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party which pose a conflict of interest for such counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 9(a) or 9(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such
                                                        --------
consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such indemnification.

          (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company and the Selling Shareholders are responsible for the remaining portion, provided, however, that (i) no Underwriter shall be
                       --------  -------
required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 9(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Underwriters or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

          (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 9, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 9 and further agree not to attempt to assert any such defense.

10.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties, covenants and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Sections 7 and 9 and hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

11.  SUBSTITUTION OF UNDERWRITERS.

     If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

     If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the privilege of substituting within twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four (24) hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

     In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section 11, the Company shall not be liable to any Underwriter (except as provided in Sections 7 and 9 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 7 and 9 hereof).

     The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 11.

12.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective at the earlier of (i) 6:30 A.M., California time, on the second full business day following the effective date of the

Registration Statement, or (ii) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 13 before the time this Agreement becomes effective, you, as Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Sections 6(j), 7 and 9 hereof.

          (b) You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date or on or prior to any later date on which Option Shares are purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or (ii) because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (iii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iv) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (v) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (vi) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. Any termination pursuant to any of subparagraphs (ii) through
(vi) above shall be without liability of any party to any other party except as provided in Sections 7 and 9 hereof. In the event of termination pursuant to subparagraph (i) above, the Company shall also remain obligated to pay costs and expenses pursuant to Sections 6(j), 7 and 9 hereof.

          If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 12, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

13.  NOTICES.

     All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o Cruttenden Roth Incorporated, 18301 Von Karman, Suite 700, Irvine, California 92715, telecopier number (714) 852-9603, Attention: Jay Sherwood; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to 12410 S.E. 32nd Street, Bellevue, Washington 98005, Attention: Michael J. Rose.

14.  PARTIES.

     This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Shareholders and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective executors, administrators, successors and assigns, and their controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in Section 9 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase. The Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof.

     In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you on behalf of each of the several Underwriters.

15.  APPLICABLE LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

16.  COUNTERPARTS.

     This Agreement may be signed in several counterparts, each of which will constitute an original.

     If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters.

                              Very truly yours,

                              COST-U-LESS, INC.


                              By:________________________________
                                  Name:__________________________
                                  Title:_________________________

                              SELLING SHAREHOLDERS


                              By:________________________________
                                   Attorney-in-fact

Accepted as of the date first above written:

CRUTTENDEN ROTH INCORPORATED
On their behalf and on behalf of each of the several Underwriters named in Schedule A hereto.

By:  CRUTTENDEN ROTH INCORPORATED

By:__________________________________
  Name:______________________________
  Title:_____________________________

                                   SCHEDULE A


                                                   NUMBER OF FIRM SHARES TO BE
             UNDERWRITERS                                   PURCHASED

Cruttenden Roth Incorporated




                             Total

                                   SCHEDULE B

                  SELLING SHAREHOLDERS NUMBER OF OPTION SHARES

                                   SCHEDULE C

                             LIST OF LOCAL COUNSEL

United States Virgin Islands:
----------------------------

Henry Smock or Anna Paiewonsky of
Henry M. Smock, P.C. USVI

Guam:
----

William C. William or Mary P. Quinata of
Carlsmith Ball Wichman Case & Ichiki.

American Samoa:
--------------

Roy Hall of
Hall & Associates

Curacao, Netherlands Antilles:
-----------------------------

Deanna Chemaley of
Decro Trust N.V.

Fiji and Vanuatu:
----------------

Chen Young of
Young & Associates

New Zealand:
-----------

[Insert Information]

Nevada:
------

     [Insert Information]

                                      -33-